UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 8, 2023
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              Regal Rexnord Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Item 7.01    Regulation FD Disclosure.

        Regal Rexnord Corporation (the "Company" or “we”) is disclosing within Exhibit 99.1 of this Current Report certain selected unaudited pro forma financial information relating to the previously announced acquisition of Altra Industrial Motion Corp., a Delaware corporation ("Altra"). In addition, the Company has also included within Exhibit 99.1 information for the three-months ended June 30, 2023, which is consistent with the information presented in the Company's Current Report on Form 8-K filed on August 1, 2023 for the second quarter 2023 financial results.

The assumptions and related pro forma adjustments in the selected unaudited pro forma financial information presented within Exhibit 99.1 are consistent with those presented in the Company's Current Report on Form 8-K filed on June 5, 2023 in connection with the acquisition and related transactions and are inclusive of the measurement period adjustments included in the Company's Quarterly Report on Form 10-Q filed on August 4, 2023.

The selected unaudited pro forma information gives effect to the acquisition and related transactions as if they occurred on January 1, 2022.

These estimates should not be viewed as a substitute for full unaudited pro forma condensed consolidated financial statements prepared in accordance with Article 11 of Regulation S-X.

The pro forma information presented within Exhibit 99.1 does not reflect the Company's actual results or expectations of future performance, and the Company's actual future financial results may differ significantly from the pro forma information presented herein.

Non-GAAP Measures

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In the selected unaudited pro forma financial information presented within Exhibit 99.1, we disclose the following non-GAAP financial measures, and we reconcile these measures to the most directly comparable GAAP financial measures: adjusted net sales, proforma adjusted net sales, proforma EBITDA, adjusted EBITDA, proforma adjusted EBITDA, adjusted EBITDA margin, proforma adjusted EBITDA margin, adjusted income from operations, proforma adjusted income from operations, adjusted operating margin, and proforma adjusted operating margin. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while the other non-GAAP measures disclosed are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. “Organic sales” refers to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition and excluding any sales from business divested/to be exited recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods.

Item 9.01.    Financial Statements and Exhibits.
(a)    Not Applicable
(b)    Not Applicable
(c)    Not Applicable
(d)    Exhibits. The following exhibits are being furnished herewith:

Exhibit Index

Exhibit Number	Exhibit Description
99.1
The combined company unaudited pro forma condensed combined select financial information of the Company and Altra for the three months ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022 and year ended December 31, 2022.

104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: September 8, 2023           By: /s/ Thomas E. Valentyn
Thomas E. Valentyn
Executive Vice President, General Counsel and Secretary